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                                                                    EXHIBIT 99


FOR IMMEDIATE RELEASE                          Contact: Lewis Frazer III
                                                        Chief Financial Officer
                                                        (423) 922-1123


                   REGAL CINEMAS REPORTS RESULTS OF OPERATIONS
                             FOR THE MONTH OF AUGUST

Knoxville, Tennessee (October 2, 1997) - Regal Cinemas, Inc. (Nasdaq/NM: REGL) today announced financial results for the month of August 1997. These consolidated results reflect the operations of the Company following the consummation of the acquisition of Cobb Theatres, L.L.C., which was completed July 31, 1997, and accounted for as a pooling of interests. The Company is making this report to comply with the provisions of the Agreement and Plan of Merger with Cobb Theatres.

         For the 30-day accounting period ended September 2, 1997, Regal's consolidated total revenues were $45,092,972. Its consolidated net income for the period was $5,065,823.

         Founded in November 1989, Regal Cinemas, Inc. is one of the country's fastest growing theatre chains. The Company primarily shows first run movies and has 2,101 screens in operation at 237 theatre locations, ranking it as the third largest theatre circuit in North America.




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